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THIS IS AN ADDENDUM TO THE CONTRACT OF EMPLOYMENT OF MICHEL CAYOUETTE AND FLAG
TELECOM LIMITED ("FLAG") DATED 30 NOVEMBER 2001 ("THE CONTRACT")


Dear Michel:

EXECUTIVE RETENTION PROGRAM ("THE PROGRAM")

The purpose of the Program is to retain executives who are critical to maintaining the ongoing operations of FLAG Telecom Holdings Limited and its group companies.

You will become entitled to a sum of US$375,000 minus applicable tax withholding (the "RETENTION PAYMENT AMOUNT") on 9 April 2002 (the "PAYMENT DATE").

Furthermore, you will be entitled to 0.375% of the Enterprise Value (as defined in the William M. Mercer Report addressed to John Draheim, "Enterprise value is defined as Working Capital + Market Value of Debt + Market Value of Equity") of FLAG Telecom Holdings Limited and its group companies over a threshold of US$150 million at the time a restructuring plan is decided upon by the Court in the context of the current restructuring of FLAG Telecom Holdings Limited.

If you terminate your employment with FLAG or give notice to terminate your employment with FLAG prior to the decision on a restructuring plan by the Court then you will repay the net Retention Payment Amount to FLAG immediately.

Furthermore, in respect of your notice entitlement from FLAG to terminate your employment without cause, the terms of the Contract are varied so that you are entitled to receive one year's base salary plus target bonus of 100% of one year's base salary if FLAG determines to end your employment without Good Cause. Such entitlement will not be affected by the previous change in control reference in the Contract.

Good Cause means any of:

(a) misconduct, serious or persistent breach of any of your obligations to FLAG or any FLAG group company;

(b) refusal or neglect to comply with any lawful orders given to you by FLAG; or

(c) your failure (without reasonable excuse) to perform your duties adequately under your employment contract or such duties as may reasonably be required by FLAG.

If you agree to these revised terms please sign and return to me the attached copy of this agreement.

/s/ Andres Bande                            /s/ Michel Cayouette
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FOR AND ON BEHALF OF FLAG                   MICHEL CAYOUETTE

DATE  April 10, 2002                        DATE  April 10, 2002
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